EX-99.1

Press Release

EMCORE Corporation Announces $13.2 Million First Earn-out From Sale of Equipment Division

· Veeco makes cash payment to EMCORE on March 31, 2005

SOMERSET, New Jersey, April 1, 2005 -- EMCORE Corporation (NASDAQ: EMKR), a leading provider of compound semiconductor-based components and subsystems for the broadband, fiber optic, satellite, and wireless communications markets, today announced that the first earn-out from Veeco Instruments Inc. (NASDAQ: VECO) in connection with the November 2003 sale of the capital equipment business (TurboDisc) to Veeco is $13.2 million.

In November 2003, EMCORE sold its TurboDisc capital equipment business to Veeco in a transaction that is valued at up to $80.0 million.  The selling price was $60.0 million in cash at closing, with an additional aggregate maximum payout of $20.0 million over the next two years.  Under the terms of the transaction, EMCORE will receive in cash or stock 50% of all revenues from the TurboDisc business that exceed $40.0 million in each of the two years, beginning January 1, 2004. Veeco agreed to make their first earn-out payment in cash.

Net sales of TurboDisc products for the twelve months ended December 31, 2004 amounted to $66.3 million resulting in an earn-out of $13.2 million for year one of the two-year earn-out agreement. EMCORE received a cash payment from Veeco on March 31, 2005.

About EMCORE

EMCORE Corporation offers a broad portfolio of compound semiconductor-based components and subsystems for the broadband, fiber optic, satellite, and wireless communications markets. The company's integrated solutions philosophy embodies state-of-the-art technology, material science expertise, and a shared vision of our customer's goals and objectives to be leaders in the transport of voice, data, and video over copper, hybrid fiber/coax (HFC), fiber, satellite, and wireless networks. EMCORE's solutions include: optical components and subsystems for fiber-to-the-premise, cable television, and high speed data and telecommunications networks; solar cells, solar panels, and fiber optic ground station links for global satellite communications; and electronic materials for high bandwidth wireless communications systems, such as Wi-Fi Internet access and cell phones. Through its joint venture participation in GELcore, LLC, EMCORE plays a vital role in developing and commercializing next-generation High-Brightness LED technology for use in the general and specialty illumination markets. For further information about EMCORE, visit http://www.emcore.com.

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to future events that involve risks and uncertainties. Words such as "expects," "anticipates," "intends," "plans," believes," and "estimates," and variations of these words and similar expressions, identify these forward-looking statements. These forward-looking statements include, without limitation, (a) any statements or implications regarding EMCORE’s ability to remain competitive and a leader in its industry, and the future growth of EMCORE, or the industry and the economy in general; (b) statements regarding the expected level and timing of benefits to EMCORE from its current cost reduction efforts, including (i) expected cost reductions and their impact on EMCORE’s financial performance, (ii) EMCORE’s continued leadership in technology and manufacturing in its markets, and (iii) the belief that the cost reduction efforts will not impact product development or manufacturing execution; (c) any statement or implication that the products described in this press release (i) will be successfully introduced or marketed, (ii) will be qualified and purchased by our customers, or (iii) will perform to any particular specifications or performance or reliability standards; (d) any and all guidance provided by EMCORE regarding its expected financial performance in current or future periods, including, without limitation, with respect to anticipated revenues for the second quarter of fiscal 2005. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) EMCORE’s cost reduction efforts may not be successful in achieving their expected benefits, or may negatively impact EMCORE’s operations; (b) reduced revenues resulting from the TurboDisc sale; (c) the failure of the products (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and, iv) to successfully compete with products offered by our competitors and (d) other risks and uncertainties described in EMCORE's filings with the Securities and Exchange Commission such as cancellations, rescheduling or delays in product shipments; manufacturing capacity constraints; lengthy sales and qualification cycles; difficulties in the production process; changes in semiconductor industry growth; increased competition; delays in developing and commercializing new products; and other factors. The forward-looking statements contained in this news release are made as of the date hereof and EMCORE does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact

EMCORE Corporation
Tom Werthan - Chief Financial Officer
(732) 271-9090
info@emcore.com

or

TTC Group
Victor Allgeier
(212) 227-0997
info@ttcominc.com